Filed Pursuant to Rule 424(b)(5)
Registration No. 333-165481

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Supplement (To Prospectus dated March 15, 2010)

Subject to Completion, dated December 11, 2012

10,911,010 Shares

Common Shares

The selling shareholders identified in this prospectus supplement are offering 10,911,010 common shares of Genpact Limited. The selling shareholders will receive all net proceeds from the sale of our common shares in this offering.

Our common shares are listed on the New York Stock Exchange under the symbol “G.” The last reported sale price of our common shares on the New York Stock Exchange on December 10, 2012 was $15.91 per share.

The underwriter proposes to offer the common shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriter.”

The underwriter has agreed to purchase the common shares from the selling shareholders at a price of $         per share, which will result in $         of proceeds to the selling shareholders before expenses.

Investing in the common shares involves risks. See “Risk Factors” on page S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the common shares to purchasers on                     , 2012.

Goldman, Sachs & Co.

                    , 2012

This prospectus supplement updates information in the prospectus dated March 15, 2010. You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement is not complete without, and may not be delivered or used except in conjunction with, the prospectus, including any amendments or supplements to it. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement supersedes information contained in the prospectus.

This prospectus supplement incorporates by reference important information. You should read the information incorporated by reference before deciding to invest in our common shares, and you may obtain this information incorporated by reference without charge by following the instructions under “Where You Can Find More Information” appearing below. Unless the context otherwise indicates, references in this prospectus supplement to “we,” “our” and “us” refer, collectively, to Genpact Limited, a Bermuda company, and its consolidated subsidiaries.

i

We and the selling shareholders have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The selling shareholders are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in this prospectus supplement include forward-looking statements. In some cases, you can identify these statements by forward-looking terms such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “could,” “may,” “shall,” “will,” “would” and variations of such words and similar expressions, or the negative of such words or similar expressions. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, which in some cases may be based on our growth strategies and anticipated trends in our business. These statements are only predictions based at the time they are made on our expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks outlined in the risk factors and cautionary statements described in the other documents we file with the Securities and Exchange Commission (the “SEC”).

These forward-looking statements include, but are not limited to, statements relating to:

•	our ability to retain existing clients and contracts;

•	our ability to win new clients and engagements;

•	the expected value of the statements of work under our master service agreements;

•	our beliefs about future trends in our market;

•	political or economic instability in countries where we have operations;

•	worldwide political, economic or business conditions;

•	political, economic or business conditions where our clients operate;

•	expected spending on business process services and information technology by clients;

•	foreign currency exchange rates;

•	our rate of employee attrition;

•	our effective tax rate; and

•	competition in our industry.

Factors that may cause actual results to differ from expected results include, among others:

•	our ability to grow our business and effectively manage growth and international operations while maintaining effective internal controls;

•	our dependence on revenues derived from clients in the United States;

•	our ability to hire and retain enough qualified employees to support our operations;

•	our ability to successfully consummate or integrate strategic acquisitions;

•	our relative dependence on the General Electric Company;

•	our dependence on favorable tax legislation and tax policies that may be amended in a manner adverse to us or be unavailable to us in the future;

•	increases in wages in locations in which we have operations;

•	financing terms, including, but not limited to changes in LIBOR;

•	restrictions on visas for our employees traveling to North America and Europe;

•	our ability to maintain pricing and asset utilization rates;

•

fluctuations in exchange rates between U.S. dollars, Euros, U.K. pounds sterling, Chinese renminbi, Hungarian forint, Japanese yen, Indian rupees, Australian dollars, Philippines peso, Guatemala quetzal, Mexican peso, Moroccan dirham (DH), Polish zloty, Romanian leu, South African rand, Hong Kong dollars, Singapore dollars, Arab Emirates dirham, Brazilian Real, Swiss Franc, Swedish krona, Danish krone, Thai baht, Kenyan Shilling, Czech Koruna, and Canadian dollars;

•	our ability to retain senior management;

•	the selling cycle for our client relationships;

•	our ability to attract and retain clients and our ability to develop and maintain client relationships based on attractive terms;

•	legislation in the United States or elsewhere that adversely affects the performance of business process and information services offshore;

•	increasing competition in our industry;

•	telecommunications or technology disruptions or breaches, or natural or other disasters;

•	our ability to protect our intellectual property and the intellectual property of others;

•	further deterioration in the global economic environment and its impact on our clients, including the bankruptcy of our clients;

•	regulatory, legislative and judicial developments, including the withdrawal of governmental fiscal incentives;

•	the international nature of our business;

•	technological innovation;

•	our ability to derive revenues from new service offerings;

•	unionization of any of our employees; and

•	other risks outlined in the risk factors and cautionary statements described in the other documents we file with the SEC.

Although we believe the expectations reflected in our forward-looking statements are reasonable at the time they are made, we cannot guarantee future results, level of activity, performance or achievements. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our common shares. You should read this entire prospectus supplement carefully, including the information incorporated by reference in this prospectus supplement. See “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012, each incorporated by reference herein.

GENPACT LIMITED

We are a global leader in business process management and technology services, leveraging the power of smarter processes, smarter analytics and smarter technology to help our clients drive intelligence across the enterprise. We believe our Smart Enterprise Processes (SEPSM) framework, our unique science of process combined with deep domain expertise in multiple industry verticals, leads to superior business outcomes. Our Smart Decision Services deliver valuable business insights to our clients through targeted analytics, re-engineering expertise, and advanced risk management. Making technology more intelligent by embedding it with process and data insights, we also offer a wide range of technology services. Driven by a passion for process innovation and operational excellence built on our Lean and Six Sigma DNA and the legacy of serving the General Electric Company (GE) for more than 15 years, our 60,500+ professionals around the globe deliver services to more than 600 clients from a network of 74 delivery centers across 20 countries supporting more than 30 languages.

Genpact Limited is a Bermuda exempted company. Its registered and principal office is located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, and its telephone number at that address is (441) 295-2244. Its administrative office in the United States is located at 105 Madison Avenue, 2nd Floor New York, NY 10016.

THE OFFERING

Common shares offered by the selling shareholders	10,911,010 shares

Common shares outstanding before and after this offering	224,585,698 shares (1)

Use of proceeds	The selling shareholders will receive all net proceeds from the sale of our common shares in this offering. We will not receive any of the proceeds from the sale of common shares by the selling shareholders.

Dividend policy	We do not intend to pay dividends in the foreseeable future. See “Dividend Policy.”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement for a discussion of factors that you should consider carefully before deciding to invest in our common shares.

New York Stock Exchange symbol	“G”

(1)	Excludes common shares reserved for issuance pursuant to our shareholder approved equity compensation plans. As of September 30, 2012, there were 9,556,300 common shares reserved for issuance upon exercise of outstanding options or vesting of restricted share units granted under our shareholder approved equity compensation plans.

RISK FACTORS

Investing in our common shares involves risks. You should carefully consider all the information set forth in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein before deciding to invest in our common shares. In particular, we urge you to consider carefully the risk factors set forth under the heading “Item IA. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and in our Quarterly Reports on Form 10-Q for the quarterly periods ending March 31, 2012, June 30, 2012 and September 30, 2012, each incorporated by reference herein, and the additional risk factor set forth below.

Tax matters, new legislation and actions by taxing authorities may have an adverse effect on our operations, effective tax rate and financial condition and an investment in our common shares.

We are subject to income taxes in the United States and numerous foreign jurisdictions. Our tax expense and cash tax liability in the future could be adversely affected by numerous factors, including, but not limited to, changes in tax laws, regulations, accounting principles or interpretations and the potential adverse outcome of tax examinations and pending tax-related litigation. Changes in the valuation of deferred tax assets and liabilities, which may result from a decline in our profitability or changes in tax rates or legislation, could have a material adverse effect on our tax expense. The Government of India may assert that certain of our clients have a “permanent establishment” in India by reason of the activities we perform on their behalf, particularly those clients that exercise control over or have substantial dependency on our services. Such an assertion could affect the size and scope of the services requested by such clients in the future.

The Government of India had served notice on the Company about its potential liability, as a representative assessee of GE, for Indian tax upon GE’s 2004 transfer of shares of a predecessor of the Company. GE challenged the positions of the Government of India in the Delhi High Court, naming Genpact India (one of our subsidiaries) as a necessary party but without seeking relief against Genpact India. We believe that if Indian tax were due upon that transfer, it could not be successfully asserted against us as a representative assessee. Moreover, GE is obligated to indemnify us for any tax on its 2004 transfer of shares. On August 12, 2011, the Delhi High Court ruled that Genpact India cannot be held to be a representative assessee in this transaction. The tax authorities have filed an appeal with the Supreme Court of India against this ruling, which is pending.

In respect of certain of our transactions, including our global acquisitions (which included subsidiaries organized under Indian law or owning assets located there), the sale of our shares in our initial public offering or otherwise by our existing significant shareholders or certain internal reorganizations, the Indian tax authorities may argue that Indian tax is chargeable in as much as the indirect transfer of Indian subsidiaries in connection with those transactions, respectively, is involved and may seek to impose tax on us directly or as a withholding agent or representative assessee of the sellers.

On January 20, 2012, the Indian Supreme Court ruled in the case of Vodafone International Holdings B.V. that an indirect transfer of shares in an Indian company (through transfer of an overseas company) could not be taxed in India and accordingly would not be subject to Indian withholding tax requirements. On May 28, 2012, the Government of India enacted legislation purporting to clarify the intent of existing tax law (and hence the law applicable in prior periods) to tax “all income accruing or arising, whether directly or indirectly, through or from any business connection in India, or through or from any property in India, or through or from any asset or source of income in India, or through the transfer of a capital asset situate in India”. The legislation also provides that an “asset or a capital asset being any share or interest in a company or entity registered or incorporated outside India shall be deemed to be and shall always be deemed to have been situated in India, if the share or interest derives, directly or indirectly, its value substantially from the assets located in India” (the “Indirect Transfer Rule”). “Substantially” has not been defined for purposes of the Indirect Transfer Rule. Public commentary on the legislation, including statements by various officials of the Government of India, has suggested that the legislation was intended to allow for taxation of indirect transfer of shares in an Indian company, possibly with retrospective effect. The full implications and scope of this legislation, and how its provisions will be interpreted and applied are presently unclear, but arguably could apply to certain transactions involving the Company as noted above.

In addition there are significant uncertainties relating to the application of the Indirect Transfer Rule to transactions in shares of non-Indian companies, such as the Company, that have significant assets and operations in India, and it is not clear whether, or to what extent, a buyer of common shares in the Company could be held liable for not withholding Indian tax on the acquisition of such shares or be subject to Indian tax on gains realized on the disposition of common shares in the Company. Shareholders should consult their tax advisers with respect to the application of the Indirect Transfer Rule and the impact of any Indian tax on their investment in common shares in the Company.

Furthermore, the Government of India, the United States or other jurisdictions could enact new tax legislation, including anti-avoidance provisions, which would have a material adverse effect on our business, results of operations and financial condition. In addition, our ability to repatriate surplus earnings from our Delivery Centers in a tax-efficient manner is dependent upon interpretations of local laws, possible changes in such laws and the renegotiation of existing double tax avoidance treaties. Changes to any of these may adversely affect our overall tax rate or the cost of our services to our clients, or impose additional levels of tax upon us, any of which could have a material adverse effect on our business, results of operations and financial condition. The legislation enacted by the Government of India referred to above includes new anti-avoidance provisions. The new anti-avoidance provisions will not be implemented until April 1, 2013. The full implications, scope and applicability of the new anti-avoidance provisions are presently unclear.

USE OF PROCEEDS

The selling shareholders will receive all net proceeds from the sale of our common shares in this offering. We will not receive any of the proceeds from the sale of our common shares by the selling shareholders.

DIVIDEND POLICY

On August 30, 2012, our board of directors declared a special cash dividend of $2.24 per share, which was paid on September 24, 2012 to holders of record as of September 10, 2012. We do not intend to pay any additional dividends in the foreseeable future and we intend to retain any earnings to finance the development and expansion of our business. Our ability to pay dividends is also subject to restrictive covenants contained in our credit facility agreement governing indebtedness we and our subsidiaries have incurred or may incur in the future. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, each incorporated by reference herein.

PRICE RANGE OF COMMON SHARES

Our common shares trade on the New York Stock Exchange under the symbol “G.” The following table sets forth the high and low sales prices per share of our common shares, as reported by the New York Stock Exchange, for the periods indicated.

Period	High	Low
2010
First Quarter	$17.10	$13.30
Second Quarter	18.30	6.67
Third Quarter	18.39	13.22
Fourth Quarter	18.71	13.88
2011
First Quarter	$16.22	$13.09
Second Quarter	17.97	14.22
Third Quarter	18.16	14.20
Fourth Quarter	17.08	13.37
2012
First Quarter	$16.80	$14.24
Second Quarter	17.02	14.85
Third Quarter	19.52	16.13	(1)
Fourth Quarter (through December 10, 2012)	16.00	15.77

(1)	On September 24, 2012, we paid a special cash dividend of $2.24 per common share to holders of record on September 10, 2012.

The closing sale price of our common shares, as reported by the New York Stock Exchange, on December 10, 2012 was $15.91. As of December 10, 2012, there were 16 holders of record of our common shares.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2012.

This table should be read in conjunction with “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto set forth in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, incorporated by reference herein.

As of September 30, 2012
(dollars in thousands, except share and per share data)
Cash and cash equivalents	$394,503

Short-term borrowings	$80,691

Long-term debt (including current portion)	$663,099

Shareholders’ equity:
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—
Common shares, $0.01 par value, 500,000,000 authorized, 224,116,751 issued and outstanding as of September 30, 2012	2,240
Additional paid-in capital	1,186,979
Retained earnings	228,581
Accumulated other comprehensive income (loss)	(267,461)

Total Genpact Limited shareholders’ equity	1,150,339

Total capitalization	$1,153,598

DESCRIPTION OF SHARE CAPITAL

General

We are an exempted company organized under the Companies Act 1981 (Bermuda) (the “Companies Act”). We are registered with the Registrar of Companies in Bermuda under registration number 39838. Genpact Limited was incorporated on March 29, 2007. Our registered office is located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. The rights of our shareholders are governed by Bermuda law and our memorandum of association and bye-laws. The Companies Act may differ in some material respects from laws generally applicable to United States corporations and their shareholders. The following is a summary of the material provisions of Bermuda law and our organizational documents, including our memorandum of association and our bye-laws. This description is based upon, and is qualified by reference to, our memorandum of association, our bye-laws and applicable provisions of Bermuda company law. This summary is not complete. You should read our memorandum of association and bye-laws, which are filed as exhibits to the registration statement of which this prospectus supplement forms a part, for the provisions that are important to you.

Share Capital

Our authorized capital consists of 500,000,000 common shares, $0.01 par value per share and 250,000,000 preference shares, $0.01 par value per share. As of December 10, 2012, no preference shares were outstanding. All of our issued and outstanding shares are fully paid up.

Pursuant to our bye-laws, and subject to the requirements of the New York Stock Exchange on which our common shares are listed, our board of directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold our common shares.

Common Shares

Holders of our common shares are entitled, subject to the provisions of our bye-laws, to one vote per share on all matters submitted to or requiring a vote of holders of common shares. Unless a different majority is required by Bermuda law or by our bye-laws, resolutions to be approved by holders of common shares may be passed by a simple majority of votes cast at a meeting at which a quorum is present. Our bye-laws provide that a quorum for such a meeting shall be two shareholders present in person or represented by proxy and entitled to vote holding or representing shareholders holding more than 50% of the issued shares of the company carrying the right to vote at general meetings.

Upon the liquidation, dissolution or winding up of our company, the holders of our common shares are entitled to receive their ratable share of the net assets of our company available after payment of all debts and other liabilities, subject to the rights of any holders of any preferred shares in the company which may be in issue and having preferred rights on any return of capital.

Our common shares have no preemptive, subscription, redemption or conversion rights.

Preference Shares

Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of our company. These preference shares are of the type commonly referred to as “blank-check” preferred shares.

Dividends

On August 30, 2012, our board of directors declared a special cash dividend of $2.24 per share, which was paid on September 24, 2012 to holders of record as of September 10, 2012. In accordance with the terms of the our stock based compensation plans, in order to preserve the value of the stock based awards outstanding as of the record date, we reduced the exercise price per share of each outstanding stock option award and increased the number of shares in relation to the outstanding stock based awards as of the record date of the special cash dividend.

Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors. There are no restrictions in Bermuda on our ability to transfer funds (other than funds denominated in Bermuda dollars) in or out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares. Our ability to pay dividends is also subject to restrictive covenants contained in our credit facility agreement governing indebtedness we and our subsidiaries have incurred or may incur in the future.

Any cash dividends payable to holders of our common shares listed on the New York Stock Exchange will be paid to Computershare Trust Company, N.A., our transfer agent in the United States, for disbursement to those holders.

We do not intend to pay any additional dividends in the foreseeable future and we intend to retain any earnings to finance the development and expansion of our business.

Variation of Rights

The rights attaching to a particular class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of not less than 75% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing more than 50% of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking as regards participation in the profits or assets of the company in priority to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Repurchase of Shares

At its discretion and without the sanction of a shareholder resolution, our board of directors may authorize the purchase by our company of our own shares, of any class, at any price. To the extent permitted by Bermuda law, the shares to be purchased may be selected in any manner whatsoever, upon such terms as our board of directors may determine in its discretion.

Transfer of Common Shares

Our board of directors may refuse to recognize an instrument of transfer of a common share unless (1) the instrument of transfer is duly stamped, if required by law, and lodged with us, accompanied by the relevant share certificate (if any has been issued) and such other evidence of the transferor’s right to make the transfer as our board of directors may reasonably require, (2) the transfer is in respect of only one class of share, (3) the instrument of transfer is in favor of less than five people, jointly and (4) the permission of the Bermuda Monetary

Authority has been obtained, if applicable. Subject to such restrictions, a holder of common shares may transfer the title to all or any of his common shares by completing the usual common form or any other form which our board of directors may approve. An instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid up common share, our board of directors may accept an instrument signed only by the transferor.

Certain Provisions of the Bye-laws and Bermuda Law

Certain provisions of our memorandum of association, bye-laws and the Companies Act may have an anti-takeover effect, may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your common shares, and may make more difficult the removal of our incumbent directors.

Election and Removal of Directors

Our bye-laws provide that our board of directors shall not be less than thirteen directors or such lesser or greater number as our board of directors, by resolution, may from time to time determine, provided that, at all times, there shall be no fewer than three directors. Our board of directors currently consists of ten directors. Currently, each director serves in such capacity for such term as we determine by shareholder resolution or, if appointed to office by the board of directors to fill a casual vacancy, until the termination of the next annual general meeting.

Without prejudice to the power of shareholders in general meeting to appoint a director (and subject to our bye-laws in relation to classes of directors), our board of directors may fill any vacancy occurring as a result of the death, disability, disqualification or resignation of a director or as a result of an increase in the size of the board of directors so long as a quorum of directors remain in office.

Our bye-laws provide that our directors may be divided into three classes to create a staggered board at any time upon the passing of a board resolution.

Meetings of Shareholders

Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year. Our bye-laws provide that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than one-tenth of the paid-up capital of the company carrying the right to vote at general meetings. Our bye-laws provide that a quorum for such a meeting shall be two shareholders present in person or represented by proxy and entitled to vote holding or representing shareholders holding more than 50% of the issued shares of the company carrying the right to vote at general meetings, provided that if the company or a class of shareholders shall have only one shareholder, one shareholder present in person or by proxy shall constitute the necessary quorum. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Under our bye-laws, not less than 10 nor more than 60 days’ notice must be given of an annual general meeting and at least five days’ notice must be given of a special general meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% of the total voting rights of the shares entitled to attend and vote at such meeting.

Shareholder Written Resolutions

Our bye-laws do not permit us to use shareholder written resolutions.

Advance Notice Requirements for Nominations

Our bye-laws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that any shareholder entitled to vote for the election of directors may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given to our corporate secretary not less than, with respect to an election to be held at an annual general meeting, 120 days nor more than 150 days prior to the date of our proxy statement released to shareholders in connection with the prior year’s annual general meeting.

A shareholder’s notice to our corporate secretary must set forth information related to as the person nominated for election, including:

•	the name, age, business address and residence address of such person;

•	the principal occupation or employment of such person;

•	the class, series and number of Genpact shares which are beneficially owned by such person;

•	particulars which would, if such person were so appointed, be required to be included in Genpact’s register of directors and officers; and

•

all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the Securities Exchange Act of 1934, together with notice executed by such person of his willingness to serve as a director if so elected.

Access to Books and Records and Dissemination of Information

Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s memorandum of association, including its objects and powers, and any alterations to its memorandum of association. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings of shareholders and audited financial statements, which must be presented at each annual general meeting (unless waived). The register of shareholders of a company is open to inspection by shareholders and members of the public without charge. We are required to maintain our share register in Bermuda but may, subject to the provisions of Bermuda law, establish a branch register outside Bermuda. We maintain our principal share register in Hamilton, Bermuda. We are required to keep at our registered office a register of directors and officers that is open for inspection during business hours for not less than two hours each day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Amendments to our Memorandum of Association and Bye-laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders. However, to revoke, alter, or amend certain of our bye-laws it requires the approval of at least 66 2/3% of the combined voting power of all shareholders entitled to vote thereon as a single class.

Under Bermuda law, the holders of not less in the aggregate than 20% in par value of the company’s issued share capital or any class thereof have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Board Actions

Under Bermuda law, the directors of a Bermuda company owe their fiduciary duty to the company, rather than individual shareholders. Our bye-laws provide that some actions are required to be approved by our board of directors. Actions must be approved by a majority of the votes present and entitled to be cast at a properly convened meeting of our board of directors.

In addition, pursuant to our bye-laws and our shareholders agreement and to the extent permitted by applicable law, our directors who are affiliated with our major shareholders are not required to present to us corporate opportunities (e.g., acquisitions or new potential clients) that they become aware of unless such opportunities are presented to them expressly in their capacity as one of our directors.

Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. Our bye-laws also indemnify our directors and officers in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnification provided in our bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.

Our bye-laws provide that our business is to be managed and conducted by our board of directors. There is no requirement in our bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our bye-laws or Bermuda law that our directors must retire at a certain age.

Related Party Transactions and Loans

Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to be counted in the quorum and vote in respect of any such contract or arrangement in which he or she is interested unless he or she is disqualified from voting by the decision of a vote of the other directors present at the board meeting and their ruling in relation to the director concerned shall be final and conclusive except in very limited circumstances.

Under Bermuda law, a director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) cannot borrow from us, unless shareholders holding 90% of the total voting rights of all the shareholders having the right to vote at any general meeting have consented to the loan.

Amalgamations and Similar Arrangements

A Bermuda exempted company may amalgamate with one or more companies or corporations incorporated either in Bermuda, and in certain circumstances, outside Bermuda, and continue as one fused company.

To the extent shareholder approval is required to amalgamate the company, any amalgamation of our company with another company or corporation first requires the approval of our board of directors and then the approval of our shareholders, by resolution passed by a majority of votes cast at the meeting convened to consider the amalgamation, voting together as a single class, subject to any voting rights granted to holders of any preference shares.

Business Combinations

Our bye-laws provide a mechanism designed to deal with business combinations including (but not limited to) any amalgamation, merger or consolidation of the company or any subsidiary with any interested shareholder or any other company which is, or after such merger, consolidation or amalgamation would be, an affiliate or associate of an interested shareholder. This provision does not apply to any shareholder who held 15% or more of the common shares as of July 23, 2007.

Our bye-laws provide that we will not engage in any business combination with any interested shareholder or any affiliate or associate of any interested shareholder or any person who thereafter would be an affiliate or associate of such interested shareholder for a period of three years following the time that such shareholder became an interested shareholder. The following broad exceptions are set out:

•	if a majority of the Board approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; or

•

at or subsequent to such time the business combination is approved by a majority of the board of directors and authorized at an annual or special meeting of the shareholders, and not by written consent, by the affirmative vote of not less than 66 2/3% of the votes entitled to be cast by the holders of all the then outstanding voting shares, voting together as a single class, excluding voting shares (as defined in the bye-laws) beneficially owned by any interested shareholder or any affiliate or associate of such interested shareholders. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise; or

•

upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder or any affiliate or associate of the interested shareholder owned at least 85% of our voting shares outstanding at the time the transaction commenced; or

•

in the case of business combination with any interested shareholder or any affiliate or associate of any interested shareholder or any person who thereafter would be an affiliate or associate of such interested shareholder, in which all of the capital shares not already owned by such person are converted into, exchanged for or become entitled to receive, cash and/or securities, and various specific conditions shall have been met.

Notwithstanding any other provisions of the bye-laws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or the bye-laws), any proposal to amend, repeal or adopt any provision of the bye-laws inconsistent with the bye-law dealing with business combinations, in addition to any other vote required by law, shall require the affirmative vote of the holders of a majority of the voting shares entitled to be cast by the holders of all the then outstanding voting shares, voting together as a single class.

Takeovers

Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer being approved by the holders of not less than 90% in value of the shares which are the subject of the offer, (other than shares already held by the offeror, or a nominee), the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the Court within one month of the notice given by the offerer to any remaining shareholders, objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals, and the burden is on the dissentient shareholder to prove unfairness, not merely that the scheme is open to criticism. Bermuda law also provides a statutory mechanism whereby the holders of not less than 95% of the shares or any class of shares in the company may give notice to the remaining shareholders or class of shareholders of the intention to acquire their shares on the terms set out in the notice. When such a notice is given, the purchasers are entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder applies to the Court for an appraisal.

Appraisal Rights and Shareholder Suits

Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company, a shareholder of the Bermuda company who is not satisfied that fair value has been offered for his or her shares in the Bermuda company may apply to the Bermuda Court to appraise the fair value of his or her shares. Under Bermuda law and our bye-laws, an amalgamation by us with another company would (subject to certain exceptions) require the amalgamation and the amalgamation agreement to be approved by our board of directors and by resolution of our shareholders.

Class actions and derivative actions are generally not available to shareholders under Bermuda law. However, the Bermuda courts would ordinarily be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by the Bermuda courts to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda courts, which may make an order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholder by other shareholders or by the company.

Discontinuance/Continuation

Under Bermuda law, an exempted company may be discontinued in Bermuda and continued in a jurisdiction outside Bermuda as if it had been incorporated under the laws of that other jurisdiction. Our bye-laws provide that, subject to Bermuda law, the company may with the approval of the Board, by resolution adopted by a majority of Directors then in office, and the shareholders in general meeting, by resolution passed by a majority of votes cast in general meeting, approve the discontinuation of the company in Bermuda and the continuation of the company in a jurisdiction outside Bermuda.

Indemnification of Directors and Officers

Our bye-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of us, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer, will be indemnified and held harmless by us to the fullest extent authorized by the Companies Act against all damage or expense, liability and loss reasonably incurred or suffered by such person in connection therewith provided that any such person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the person is seeking indemnification, that person engaged in fraud or acted dishonestly. Any indemnification is made out of our assets and to the extent that a person is entitled to claim indemnification in respect of amounts paid or discharged by him or her, the relevant indemnity shall take effect as our obligation to reimburse that person making such payment or effecting such discharge. Our bye-laws also provide that we will provide indemnification against all liabilities incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Companies Act. These rights are not exclusive of any other right that any person may have or acquire under any statute, provision of our memorandum of association, bye-laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of these provisions will in any way diminish or adversely affect the rights of any director, officer, employee or agent of us under our bye-laws in respect of any occurrence or matter arising prior to any such repeal or modification. Our bye-laws also provide that the Board has the power to purchase and maintain insurance for the benefit of any persons who are or were at any time directors, officers or employees of the company, or of any other company which is its holding company or in which the company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the company, or of its subsidiary undertakings or such other company, or who are or were at any times, trustees of any pension fund in which employees of the company or any such company or subsidiary undertaking are interested.

Our bye-laws provide that our shareholders and we waive any claim or right of action against our directors and officers in relation to any action taken by them or any failure by them to take any action in the performance of their duties for us, provided that such waiver shall not apply to any claims or rights of action arising out of the fraud of any such director or officer or to matters that would render the waiver void pursuant to the Companies Act. Notwithstanding anything contained in our bye-laws, any such director of officer shall not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Companies Act.

Neither the amendment nor repeal of this provision will eliminate or reduce the effect of the provision in respect of any matter occurring, or any cause of action, suit or claim that, but for the provision, would accrue or arise, prior to the amendment or repeal.

In addition, we have entered into indemnity agreements with each of our directors. Pursuant to those indemnity agreements, we have agreed to indemnify each of our directors for losses or expenses they may incur in their role as director.

Foreign Exchange Controls

We have been designated as a non-resident of Bermuda by the Bermuda Monetary Authority for the purposes of the Exchange Control Act, 1972. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds, other than funds denominated in Bermuda dollars, in and out of Bermuda or to pay dividends to United States residents who are holders of our common shares.

Transfer of Common Shares to Residents of Bermuda

The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the common shares that are the subject of this offering to and between non-residents of Bermuda for exchange control purposes, provided that our common shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus supplement.

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our common shares, whether or not we have been notified of such trust.

Transfer Agent and Registrar

A register of holders of the common shares is maintained by Appleby Services (Bermuda) Ltd, and a branch register is maintained in the United States by Computershare Trust Company, N.A., who serves as branch registrar and transfer agent.

New York Stock Exchange Listing

Our common shares are listed on the New York Stock Exchange under the symbol “G.”

SELLING SHAREHOLDERS

The shareholders selling common shares pursuant to this prospectus supplement are entities affiliated with General Atlantic LLC and Oak Hill Capital Partners. The table below sets forth for each selling shareholder:

•	the number and percentage of common shares owned by the selling shareholder prior to the offering;

•	the number of common shares to be offered for the selling shareholder’s account; and

•	the number and percentage of common shares to be owned by the selling shareholder after completion of the offering.

For information about certain material relationships between us and the selling shareholders, see the documents incorporated by reference herein, including the information set forth under the heading “Certain Relationships and Related Party Transactions” in our definitive proxy statement for our 2012 Annual General Meeting of Shareholders, which is specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the headings “Item 1. Business,” “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the heading “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 and our Current Report on Form 8-K filed with the SEC on September 2, 2012, August 3, 2012 and October 25, 2012.

The percentage of beneficial ownership set forth below is based on 224,585,698 common shares outstanding on December 7, 2012.

	Shares Beneficially Owned Immediately Prior to Offering		Shares Offered Hereby	Shares Beneficially Owned Immediately After Offering

Name of Selling Shareholder (2)	Number (1)	% (1)	Number	Number	%

General Atlantic LLC (3)	10,911,010	4.86%	5,455,505	5,455,505	2.43%

Oak Hill Capital Partners (4)	10,911,011	4.86%	5,455,505	5,455,506	2.43%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.
(2)	Unless noted otherwise, the business address of each beneficial owner is c/o Genpact Limited, Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda.
(3)	Includes 10,911,010 common shares that may be deemed to be beneficially owned as of December 7, 2012 as follows: 7,761,874 shares by General Atlantic Partners (Bermuda), L.P., of which 3,880,936 will be sold in this offering, 2,322,518 shares by GAP-W International, L.P., of which 1,161,259 will be sold in this offering, 136,388 shares by GapStar, LLC, of which 68,194 will be sold in this offering, 538,458 shares by GAP Coinvestments III, LLC, of which 269,229 will be sold in this offering, 140,425 shares by GAP Coinvestments IV, LLC, of which 70,213 will be sold in this offering and 11,347 shares by GAPCO GmbH & Co. KG, of which 5,674 will be sold in this offering. The business address of each investment entity affiliated with General Atlantic LLC is Three Pickwick Plaza, Greenwich, CT 06830.
(4)

Includes 10,911,011 common shares that may be deemed to be beneficially owned as of December 7, 2012 as follows: 2,493,337 shares by Oak Hill Capital Partners (Bermuda), L.P., of which 1,246,669 will be sold in this offering, 63,932 shares by Oak Hill Capital Management Partners (Bermuda), L.P., of which 31,966 will be sold in this offering, 6,893,072 shares by Oak Hill Capital Partners II (Cayman), L.P., of which 3,446,536 will be sold in this offering, 252,901 shares by Oak Hill Capital Management Partners II (Cayman), L.P., of which 126,450 will be sold in this offering, and 1,207,769 shares by Oak Hill Capital

Partners II (Cayman II), L.P., of which 603,884 will be sold in this offering. The general partner of each of Oak Hill Capital Partners (Bermuda), L.P. and Oak Hill Capital Management Partners (Bermuda), L.P. is OHCP GenPar (Bermuda), L.P. Its general partner is OHCP MGP Partners (Bermuda), L.P. and its general partner is OHCP MGP (Bermuda), Ltd. OHCP SLP (Bermuda), Ltd. exercises voting and dispositive control over the shares held by Oak Hill Capital Partners (Bermuda), L.P. and Oak Hill Capital Management Partners (Bermuda), L.P. The general partner of each of Oak Hill Capital Partners II (Cayman), L.P., Oak Hill Capital Management Partners II (Cayman), L.P. and Oak Hill Capital Partners II (Cayman II), L.P. is OHCP GenPar II (Cayman), L.P. Its general partner is OHCP MGP Partners II (Cayman), L.P. and its general partner is OHCP MGP II (Cayman), Ltd. OHCP SLP II (Cayman), Ltd. exercises voting and dispositive control over the shares held by Oak Hill Capital Partners II (Cayman), L.P., Oak Hill Capital Management Partners II (Cayman), L.P. and Oak Hill Capital Partners II (Cayman II), L.P. The business address of each investment entity listed above is 201 Main Street, Suite 1018 Fort Worth, TX 76102.

CERTAIN MATERIAL BERMUDA AND UNITED STATES FEDERAL TAX CONSEQUENCES

The following summary of our taxation and the taxation of our shareholders is based upon current law and does not purport to be a comprehensive discussion of all the tax considerations that may be relevant to a decision to purchase shares.

The following legal discussion (including and subject to the matters and qualifications set forth in such summary) of the material tax considerations under (1) “Certain Bermuda Tax Considerations” is based upon the advice of Appleby (Bermuda) Limited, our Bermuda legal counsel and (2) “U.S. Federal Income Tax Considerations” is based upon the advice of Wilmer Cutler Pickering Hale and Dorr LLP, our U.S. counsel. Each of these firms has reviewed the relevant portion of this discussion (as set forth above) and believes that such portion of the discussion constitutes, in all material respects, an accurate summary of the relevant income tax considerations relating to the company and the ownership of common shares by investors that are U.S. holders (as defined below). The advice of such firms does not include any factual or accounting matters, determinations or conclusions or facts relating to the business, income, reserves or activities of the company. The advice of these firms relies upon and is premised on the accuracy of factual statements and representations made by the company concerning the business and properties, ownership, organization, source of income and manner of operation of the company.

The discussion is based on current law. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could materially adversely affect the tax consequences to us and to holders of common shares.

The tax treatment of a holder of common shares, or of a person treated as a holder of common shares for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation. Statements contained in this prospectus supplement as to the beliefs, expectations and conditions of the company as to the application of such tax laws or facts represent the view of management as to the application of such laws and do not represent the advice of counsel.

Certain Bermuda Tax Considerations

Bermuda does not currently impose any income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax on us or our shareholders, other than shareholders ordinarily resident in Bermuda, if any. There is currently no Bermuda withholding or other tax on principal, interest or dividends paid to holders of the common shares, other than (in certain limited circumstances) to holders ordinarily resident in Bermuda, if any. We cannot assure you that we or our shareholders will not be subject to any such tax in the future. We are not subject to stamp duty on the issue or transfer of our common shares.

We received a written assurance dated February 28, 2012 from the Bermuda Minister of Finance under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, that if any legislation is enacted in Bermuda imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of that tax would not be applicable to us or to any of our operations, or to our shares, debentures or obligations until March 31, 2035; provided that the assurance is subject to the condition that it will not be construed to prevent the application of such tax to people ordinarily resident in Bermuda and holding such common shares, debentures or other obligations, or to prevent the application of any taxes payable by us in respect of real property or leasehold interests in Bermuda held by us.

The duration of the assurance granted to us under the Exempted Undertakings Tax Protection Act, 1966 is limited and expires on March 31, 2035. Tax policy and legislation in Bermuda could change in the future (as is the case in other jurisdictions) and as such we cannot give any guarantee as to whether the current tax treatment afforded to us would continue after March 31, 2035.

As an exempted company, we are liable to pay in Bermuda an annual fee based upon our authorized share capital and our share premium account at a current rate of BD$18,670.00 per annum.

U.S. Federal Income Tax Considerations

This is a general summary of material U.S. Federal income tax considerations with respect to your acquisition, ownership and disposition of common shares.

For purposes of this discussion, you are a U.S. holder if you beneficially own our common shares and are:

•	an individual who is a citizen or resident of the United States;

•	a corporation or any other entity taxable as a corporation created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate the income of which is subject to U.S. Federal income taxation regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a U.S. person.

This summary is based upon the U.S. Internal Revenue Code of 1986, as amended, or the Code, relevant regulations, rulings and judicial decisions as of the date of this document, all of which are subject to change, possibly with retroactive effect. We cannot assure you that a later change in law will not significantly alter the tax considerations that we describe in this summary. We have not requested a ruling from the U.S. Internal Revenue Service with respect to any of the tax consequences described below. As a result, there can be no assurance that the U.S. Internal Revenue Service will not disagree with or challenge any of the conclusions described below.

This summary is for general purposes only. It applies to you only if you are a U.S. holder and you hold your common shares as a capital asset (that is, for investment purposes). It does not address the effect of the U.S. Federal alternative minimum tax, or U.S. Federal estate and gift tax, or any state, local or foreign tax laws. In addition, this summary does not represent a detailed description of the U.S. Federal income tax consequences to you in light of your particular circumstances. This summary does not address the U.S. Federal income tax consequences applicable to you if you are subject to special treatment under the U.S. Federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a trader in securities if you elect to use a mark-to-market method of accounting for your securities holdings;

•	a financial institution;

•	a tax-exempt organization;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a person holding common shares as part of a hedging, integration, conversion or constructive sale transaction, or a straddle;

•	a person owning, actually or constructively, 10% or more of our voting shares or 10% or more of the voting shares of any of our non-U.S. subsidiaries;

•	a person whose functional currency is not the U.S. dollar; or

•	a person receiving common shares as compensation.

If a partnership or other entity treated as a pass-through entity for U.S. Federal income tax purposes holds common shares, the tax treatment of an interest holder in the entity will generally depend upon the status of the interest holder and the activities of the entity. If a U.S. holder is an interest holder in such an entity holding common shares, such holder is urged to consult its tax advisors.

We recommend that you consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of acquiring, owning and disposing of common shares.

Taxation of Distributions

We do not currently expect to make distributions on our common shares. If we do make distributions on our common shares, those distributions (other than certain pro rata distributions of common shares) will be treated as dividends to the extent paid out of current or accumulated earnings and profits (as determined under U.S. Federal income tax principles). Should any distribution exceed our current or accumulated earnings and profits, the excess will be treated as a nontaxable return of capital reducing your adjusted tax basis in the common shares to the extent of your adjusted tax basis in those shares. Any remaining excess will be treated as capital gain. The amount of a distribution will include any amounts withheld by us or our paying agent in respect of Bermuda taxes, if any.

Dividends are generally taxed as ordinary income. However, prior to December 31, 2012, if you are an individual, trust or estate, dividends paid on our common shares will generally be treated as “qualified dividend income” that is taxable to you at a preferential maximum rate of 15%, provided that certain requirements are met. The preferential maximum rate of 15% for qualified dividends is scheduled to expire at the end of 2012, after which all dividends would be subject to ordinary income tax rates absent Congressional action. You should consult your own tax advisor regarding your eligibility for this reduced rate of taxation on dividends in light of your particular circumstances. The amount of the dividend will be treated as foreign-source dividend income to you and will not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code.

Sale or Other Disposition of Common Shares

For U.S. Federal income tax purposes, gain or loss you realize on the sale or other disposition of common shares will be capital gain or loss, and will be long-term capital gain or loss if you held the common shares for more than one year, except as provided below with respect to passive foreign investment companies. The amount of your gain or loss will be equal to the difference between your tax basis in the common shares disposed of and the amount realized on the disposition. Such gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. However, in the event that a U.S. holder is subject to Indian tax on the disposition of common shares as described in “Risk Factors—Tax matters, new legislation and actions by taxing authorities may have an adverse effect on our operations, effective tax rate and financial condition and an investment in our common shares,” a U.S. holder that is eligible for the benefits of the income tax treaty between the United States and India may elect to treat disposition gain that is subject to Indian tax as foreign-source gain and claim a credit in respect of the tax (to the extent that such tax is not refundable and subject to certain other limitations). U.S. holders should consult their tax advisers regarding the election to treat disposition gain as foreign-source and the creditability of foreign taxes in their particular circumstances.

Medicare Tax

Recently-enacted legislation will impose an additional 3.8% tax on the net investment income (which includes taxable dividends and net capital gains) received by certain U.S. holders that are individuals, trusts or estates in taxable years beginning after December 31, 2012 to the extent the holder’s modified adjusted gross income exceeds certain thresholds.

Passive Foreign Investment Company Rules

We believe that we will not be considered a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes for our current year or in future years. However, since PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year. If we are treated as a PFIC for any taxable year during which you held common shares, certain adverse consequences could apply.

If we are or become a PFIC in a taxable year in which we pay a dividend or the prior taxable year, the 15% dividend rate discussed above with respect to dividends paid to non-corporate holders would not apply. In addition, if we are a PFIC for any taxable year during which you hold common shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the common shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the common shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the common shares,

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which the company became a PFIC, will be taxed as ordinary income, and

•

the amount allocated to each other year will be subject to the highest tax rate in effect for individuals, or corporations, as appropriate, for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the common shares cannot be treated as capital, even if you hold the common shares as capital assets.

An election to mark-to-market our common shares would mitigate the adverse consequences resulting from PFIC status, provided that our common shares are traded as “marketable stock.” An election to treat us as a qualifying fund, however, would not be available to you because we would not provide the information you need to make the election.

If we are considered a PFIC for the current taxable year or any future taxable year, you may be required to file an annual information return for such year, whether or not you dispose of any common shares or received any distributions in respect of common shares during such year. You should consult your tax advisor with respect to any PFIC considerations.

Information Reporting and Backup Withholding

Payment of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding (currently at a 28% rate, but currently scheduled to increase to 31% for taxable years beginning on or after January 1, 2013 absent Congressional action) unless (i) you are a corporation or other exempt recipient or (ii) in the case of backup withholding, you provide a correct taxpayer identification number and certify that you are not subject to backup withholding.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. Federal income tax liability and may entitle you to a refund, provided that you promptly furnish the required information to the U.S. Internal Revenue Service.

Recently-enacted legislation will require certain U.S. holders that hold certain foreign financial assets (such as our common shares) other than in an account at a U.S. financial institution to report information relating to such assets, subject to certain exceptions. You should consult your tax advisor regarding the effect, if any, of this legislation on your ownership and disposition of common shares.

UNDERWRITER

The Company, the selling shareholders and Goldman, Sachs & Co., the sole underwriter, have entered into an underwriting agreement with respect to the common shares being offered. Subject to certain conditions, the underwriter has agreed to purchase 10,911,010 shares from the selling shareholders at a price of $         per share.

The underwriter is committed to take and pay for all of the common shares being offered, if any are taken.

The underwriter proposes to offer the common shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the common shares offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of common shares for whom they may act as agents or to whom they may sell as principal. The underwriter may receive from purchasers of the common shares normal brokerage commissions in amounts agreed with such purchasers.

The underwriter is purchasing the common shares from the selling shareholders at $         per share (resulting in proceeds to the selling shareholders of approximately $         million before expenses).

The selling shareholders have agreed to pay all expenses related to the registration of the common shares being offered hereby. We estimate that the total expenses of the offering will be approximately $1 million.

We, the selling shareholders and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Our common shares are listed on the New York Stock Exchange under the symbol “G.”

We and each of the selling shareholders have agreed that, without the prior written consent of the underwriter, we will not, during the period ending 45 days after the date of this prospectus supplement, and they will not, during the period ending 60 days after the date of this prospectus supplement:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares;

•	file any registration statement with the SEC relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares;

whether any such transaction described above is to be settled by delivery of common shares or such other securities, in cash or otherwise. The restrictions described in this paragraph do not apply to:

•	the sale of common shares to the underwriter;

•

the issuance by us of common shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriter has been advised in writing;

•

the issuance by us of common shares, or options to purchase common shares, pursuant to our equity incentive and compensation plans in existence on the date hereof and described in this prospectus supplement;

•

the issuance by us of common shares (or securities convertible into or exercisable or exchangable for common shares) in connection with our acquisition or merger with or into any other company or an acquisition of assets (provided that the amount of common shares issued in connection with any such transaction does not in the aggregate exceed 15% of our total common shares outstanding at the time of this offering) and the recipients sign a lock-up agreement for the remainder of such 60-day period as if such recipient were a selling shareholder;

•	transfers by a selling shareholder of common shares or any security convertible into common shares as a bona fide gift;

•

distributions and transfers by a selling shareholder of common shares or any security convertible into common shares to limited partners, affiliates, shareholders of a selling shareholder, to any investment fund or entity controlled or managed by the holder thereof, or to a charitable organization, trust or family trust; or

•	transactions by any person other than us relating to common shares or other securities acquired in open market transactions after the completion of the offering of the common shares,

provided no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with subsequent sales of common shares or other securities acquired in such open market transactions.

In addition, we have entered into a shareholders agreement with certain affiliates of Bain Capital Partners LLC in connection with their purchase of common shares from the selling shareholders in October 2012, which shareholders agreement restricts the transfer of such shares, subject to certain exceptions, for a period of 18 months to 30 months from October 2012.

In connection with the offering, the underwriter may purchase and sell common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of common shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchase. The underwriter will need to cover any short sale by purchasing common shares in the open market. The underwriter is likely to create a short position if it is concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriter in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our common shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common shares. As a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on New York Stock Exchange, in the over-the-counter market or otherwise.

The underwriter and its affiliates are a full service financial institutions engaged in various activities, including securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, market making, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of our common shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our common shares shall result in a requirement for the publication by us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our common shares to be offered so as to enable an investor to decide to purchase any of our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Republic of India

This document may not be distributed directly or indirectly in India and the common shares may not be offered or sold directly or indirectly in India or to, or for the account or benefit of, any resident of India, except on a private and confidential basis, to such limited investors who are permitted to participate in such an offering and not constituting an offer or invitation to the public within the meaning of the Indian Companies Act 1956, or except as otherwise permitted by applicable Indian laws and regulations. This document has not been reviewed or approved by any statutory or regulatory authority in India, including the Securities and Exchange Board of India, and does not constitute an offer or invitation for any investment or subscription for shares in India.

United Kingdom

The underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of our common shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our common shares in, from or otherwise involving the United Kingdom.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

The prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations (“CO”) and the common shares will not be listed on the SIX Swiss Exchange. Therefore, the prospectus may not comply with the disclosure standards of the CO and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the common shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the common shares with a view to distribution.

VALIDITY OF SECURITIES

The validity of the common shares offered hereby will be passed upon for us by Appleby (Bermuda) Limited, our Bermuda counsel. Certain U.S. securities law matters in connection with this offering will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, our U.S. counsel, and for the underwriter by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements of Genpact Limited as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.genpact.com/. Our website is not a part of this prospectus supplement. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document. This prospectus supplement incorporates by reference the documents listed below (File No. 001-33626) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (in each case, other than those documents or the portions of those documents deemed “furnished” in accordance with SEC rules) until all the securities offered under this prospectus supplement are sold:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2011 Annual General Meeting of Shareholders;

•

Quarterly Reports on Form 10-Q for the fiscal period ended March 31, 2012, filed May 10, 2012, for the fiscal period ended June 30, 2012, filed August 9, 2012, and for the fiscal period ended September 30, 2012, filed November 9, 2012;

•	Current Reports on Form 8-K, filed February 3, 2012, March 9, 2012, May 21, 2012, August 1, 2012 (solely with respect to Item 8.01), August 3, 2012, August 30, 2012 and October 25, 2012; and

•	The description of our common shares contained in our Registration Statement on Form 8-A filed on July 27, 2007, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Genpact

105 Madison Avenue, 2nd Floor

New York, NY 10016

Attn: Investor Relations

Phone: (646) 624-5900

PROSPECTUS

Genpact Limited

Debt Securities

Common Shares

Preference Shares

Depositary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time our common shares in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of common shares by any selling shareholders.

Our common shares trade on The New York Stock Exchange under the symbol “G.”

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus, and one or more of our shareholders may sell our common shares, in one or more offerings.

This prospectus provides you with a general description of those securities. Each time we or a selling shareholder sells securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Genpact Limited, a Bermuda company, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.genpact.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-33626) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2010 Annual General Meeting of Shareholders;

•	Current Reports on Form 8-K filed January 26, 2010, February 18, 2010 and March 15, 2010; and

•	The description of our common shares contained in our Registration Statement on Form 8-A filed on July 27, 2007, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Genpact

105 Madison Avenue, 2nd Floor

New York, NY 10016

Attn: Investor Relations

Phone: (646) 624-5900

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements. In some cases, you can identify these statements by forward-looking terms such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “could,” “may,” “shall,” “will,” “would” and variations of such words and similar expressions, or the negative of such words or similar expressions. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, which in some cases may be based on our growth strategies and anticipated trends in our business. These statements are only predictions based at the time they are made on our expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks outlined in the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

These forward-looking statements include, but are not limited to, statements relating to:

•	our ability to retain existing clients and contracts;

•	our ability to win new clients and engagements;

•	the expected value of the statements of work under our master service agreements;

•	our beliefs about future trends in our market;

•	political or economic instability in countries where we have operations;

•	worldwide political, economic or business conditions;

•	political, economic or business conditions where our clients operate;

•	expected spending on business process services by clients;

•	foreign currency exchange rates;

•	our rate of employee attrition;

•	our effective tax rate; and

•	competition in our industry.

Factors that may cause actual results to differ from expected results include, among others:

•	our ability to grow our business and effectively manage growth and international operations while maintaining effective internal controls;

•	our relative dependence on the General Electric Company;

•	our dependence on revenues derived from clients in the United States;

•	our ability to hire and retain enough qualified employees to support our operations;

•	our dependence on favorable tax legislation and tax policies that may be amended in a manner adverse to us or be unavailable to us in the future;

•	increases in wages in locations in which we have operations;

•	restrictions on visas for our employees traveling to North America and Europe;

•	our ability to maintain pricing and asset utilization rates;

•

fluctuations in exchange rates between U.S. dollars, euros, U.K. pounds sterling, Chinese renminbi, Hungarian forint, Japanese yen, Indian rupees, Australian dollars, Philippines peso, Guatemala quetzal, Moroccan dirham (DH), Polish zloty, Romanian leu and South African rand;

•	our ability to retain senior management;

•	the selling cycle for our client relationships;

•	our ability to attract and retain clients and our ability to develop and maintain client relationships based on attractive terms;

•	legislation in the United States or elsewhere that adversely affects the performance of business process services offshore;

•	increasing competition in our industry;

•	telecommunications or technology disruptions or breaches, or natural or other disasters;

•	our ability to protect our intellectual property and the intellectual property of others;

•	further deterioration in the global economic environment and its impact on our clients;

•	regulatory, legislative and judicial developments, including the withdrawal of governmental fiscal incentives;

•	the international nature of our business;

•	technological innovation;

•	our ability to derive revenues from new service offerings;

•	unionization of any of our employees; and

•	our ability to successfully consummate or integrate strategic acquisitions.

Although we believe the expectations reflected in our forward-looking statements are reasonable at the time they are made, we cannot guarantee future results, level of activity, performance or achievements. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

GENPACT LIMITED

We are a leader in managing business processes, offering a broad portfolio of enterprise and industry-specific services. We manage over 3,000 processes for more than 400 clients worldwide. Putting process in the forefront, we couple our deep process knowledge and insights with focused information technology capabilities, targeted analytics and pragmatic reengineering to deliver comprehensive solutions for clients. Lean and Six Sigma are an integral part of our culture and we view the management of business processes as a science. We have launched Smart Enterprise Processes (SEPSM), a groundbreaking, rigorously scientific methodology for managing business processes, which focuses on optimizing process effectiveness in addition to efficiency to deliver superior business outcomes. Services are seamlessly delivered from a global network of centers to meet a client’s business objectives, cultural and language needs and cost reduction goals.

Genpact Limited is a Bermuda exempted company. Its registered and principal office is located at Canon’s Court, 22 Victoria Street, Hamilton HM, Bermuda, and its telephone number at that address is (441) 295-2244. Its administrative office in the United States is located at 105 Madison Avenue, 2nd Floor New York, NY 10016.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preference dividends for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Fiscal Year Ended December 31,
	2005		2006		2007	2008	2009
Consolidated ratio of earnings to fixed charges	2.25x		3.88x		6.10x	16.28x	35.92x
Consolidated ratio of earnings to combined fixed charges and preference dividend (1)	—	(2)	—	(2)	1.47x	16.28x	35.92x

(1)	Our effective tax rate was a benefit of (59.7)% and (17.2)% for the years ended December 31, 2005 and 2006, respectively. The preference dividend for the years ended December 31, 2005 and 2006 assumes a 0% tax rate for those years as our effective tax was a benefit in these years.
(2)	Earnings for the years ended December 31, 2005 and 2006 were insufficient to cover fixed charges and preference dividend by $5.7 million and $0.6 million, respectively.

For purposes of calculating these ratios, “earnings” consists of income before income taxes, fixed charges, amortization of capitalized interest, adjusted for interest capitalized and noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. The term “fixed charges” consists of interest expense, the amortization of debt issuance costs and an estimate of interest as a component of rental expense.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of common shares by any selling shareholders.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Genpact Limited, a Bermuda company, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to this registration statement. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.”

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, the terms on which they are subordinated;

•	the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

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the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the series of debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities; and

•	any other material terms of the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing;

•	the successor entity is treated as a corporation for U.S. federal tax purposes; and

•	certain other conditions are met.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. The following are events of default under the senior indenture for any series of senior debt securities:

•	failure to pay principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise;

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

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default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 60 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether voluntary or not; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such series of senior debt securities to be immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

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all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if the following conditions are met:

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We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

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There is a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we ever did accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

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We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

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We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of another corporation, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, on any senior debt securities of such series;

•	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•	waives a default in the payment of principal of or interest on the senior debt securities;

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changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

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modifies any of the provisions for these restrictions, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

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reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Shareholders, Officers, Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of a default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

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all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF SHARE CAPITAL

General

We are an exempted company organized under the Companies Act 1981 (Bermuda) (the “Companies Act”). We are registered with the Registrar of Companies in Bermuda under registration number 39838. Genpact Limited was incorporated on March 29, 2007. Our registered office is located at Canon’s Court, 22 Victoria Street, Hamilton HM, Bermuda. The rights of our shareholders are governed by Bermuda law and our memorandum of association and bye-laws. The Companies Act may differ in some material respects from laws generally applicable to United States corporations and their shareholders. The following is a summary of the material provisions of Bermuda law and our organizational documents, including our memorandum of association and our bye-laws. This description is based upon, and is qualified by reference to, our memorandum of association, our bye-laws and applicable provisions of Bermuda company law. This summary is not complete. You should read our memorandum of association and bye-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Share Capital

Our authorized capital consists of 500,000,000 common shares, $0.01 par value per share and 250,000,000 preference shares, $0.01 par value per share. As of March 15, 2010, no preference shares are outstanding. All of our issued and outstanding shares are fully paid up.

Pursuant to our bye-laws, and subject to the requirements of the New York Stock Exchange on which our common shares are listed, our board of directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold our common shares.

Common Shares

Holders of our common shares are entitled, subject to the provisions of our bye-laws, to one vote per share on all matters submitted to or requiring a vote of holders of common shares. Unless a different majority is required by Bermuda law or by our bye-laws, resolutions to be approved by holders of common shares may be passed by a simple majority of votes cast at a meeting at which a quorum is present. A quorum consists of at least two shareholders present in person or by proxy and entitled to vote representing more than 50% of the total issued common shares.

Upon the liquidation, dissolution or winding up of our company, the holders of our common shares are entitled to receive their ratable share of the net assets of our company available after payment of all debts and other liabilities, subject to the rights of any holders of any preferred shares in the company which may be in issue and having preferred rights on any return of capital.

Our common shares have no preemptive, subscription, redemption or conversion rights.

Preference Shares

Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such par value, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of our company. These preference shares are of the type commonly referred to as “blank-check” preferred stock.

Dividends

Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors. There are no restrictions in Bermuda on our ability to transfer funds (other than funds denominated in Bermuda dollars) in or out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

Any cash dividends payable to holders of our common shares listed on the New York Stock Exchange will be paid to Computershare Trust Company, N.A., our transfer agent in the United States, for disbursement to those holders.

We have never declared or paid any dividends on our common shares, other than dividends paid in connection with our reorganization in 2004 (prior to our initial public offering).

Variation of Rights

The rights attaching to a particular class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of 75% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing more than 50% of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Repurchase of Shares

At its discretion and without the sanction of a resolution, our board of directors may authorize the purchase by our company of our own shares, of any class, at any price. To the extent permitted by Bermuda law, the shares to be purchased may be selected in any manner whatsoever, upon such terms as our board of directors may determine in its discretion.

Transfer of Common Shares

Our board of directors may refuse to recognize an instrument of transfer of a common share unless (1) the instrument of transfer is duly stamped, if required by law, and lodged with us, accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors may reasonably require, (2) the transfer is in respect of only one class of share and (3) the permission of the Bermuda Monetary Authority has been obtained, if applicable. Subject to such restrictions, a holder of common shares may transfer the title to all or any of his common shares by completing the usual common form or any other form which our board of directors may approve. An instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid up common share, our board of directors may accept an instrument signed only by the transferor.

Certain Provisions of the Bye-laws and Bermuda Law

Certain provisions of our memorandum of association, bye-laws and the Companies Act may have an anti-takeover effect, may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your common shares, and may make more difficult the removal of our incumbent directors.

Election and Removal of Directors

Our bye-laws provide that our board of directors shall consist of thirteen directors or such lesser or greater number as our board of directors, by resolution, may from time to time determine, provided that, at all times, there shall be no fewer than three directors. However, we may increase the maximum number of directors by resolution of the shareholders. Our board of directors currently consists of twelve directors. Currently, each director serves in such capacity for such term as we may determine by resolution or, in the absence of such determination, until the termination of the next annual general meeting.

Our board of directors may fill any vacancy occurring as a result of the death, disability, disqualification or resignation of a director or as a result of an increase in the size of the board of directors and to appoint an alternate director to any director so appointed so long as a quorum of directors remains in office.

Our bye-laws provide that our directors may be divided into three classes to create a staggered board at any time upon the passing of a board resolution.

Meetings of Shareholders

Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year. Our bye-laws provide that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Our bye-laws provide that a quorum for such a meeting shall be two shareholders holding not less than 50% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Under our bye-laws, not less than 10 nor more than 60 days’ notice of an annual general meeting and at least five days’ notice of a special general meeting, must be given of a special general meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is at least one individual present in person or by proxy at the start of the meeting.

Shareholder Written Resolutions

Our bye-laws provide that, except in the case of the removal of auditors, anything which may be done by resolution of the shareholders in a general meeting or by resolution of any class of shareholders in a separate general meeting may be done by resolution in writing, signed by the shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represent such majority of votes as would be required if the resolution had been voted on at a meeting of the shareholders.

However, our bye-laws also provide that in the event that General Electric Company and Genpact Investment Co. (Lux) SICAR S.à.r.l., and any affiliate of any one of them hold, in the aggregate, less than 50% of our outstanding common shares, then we will no longer use shareholder written resolutions.

Advance Notice Requirements for Nominations

Our bye-laws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that any shareholder entitled to vote for the election of directors may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given to our corporate secretary not later than (i) with respect to an election to be held at an annual general meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting or not later than ten days after notice or public disclosure of the date of the annual meeting is given or made available to shareholders, whichever date is earlier, and (ii) with respect to an election to be held at a special general meeting for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the shareholder giving the notice and the owner on whose behalf the nomination is made, including:

•	the name and record address of the shareholder and the owner;

•	the class and number of shares of our share capital which are owned and of record by the shareholder;

•

a representation that the shareholder is a holder of record of our shares entitled to vote at that meeting and that the shareholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

•

a representation whether the shareholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding share capital required to elect the nominee, or otherwise to solicit proxies from shareholders in support of such nomination.

As to each person whom the shareholder proposes to nominate for election as a director:

•

all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934; and

•	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Advance Notice Requirements for Shareholder Proposals

Our bye-laws contain advance notice procedures with regard to shareholder proposals not related to director nominations.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each matter the shareholder proposes to bring before the meeting:

•

a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend our bye-laws, the language of the proposed amendment), the reasons for conducting the business at the meeting and any material interest in such business of such shareholder on whose behalf the proposal is made;

•	the name and record address of the shareholder;

•	the class and number of shares of our share capital which are owned and of record by the shareholder;

•

a representation that the shareholder is a holder of record of our shares entitled to vote at the meeting and that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and

•

a representation as to whether the shareholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding share capital required to approve or adopt the business proposal, or otherwise to solicit proxies from shareholders in support of such proposal.

Access to Books and Records and Dissemination of Information

Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s memorandum of association, including its objects and powers, and any alterations to its memorandum of association. Our shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented at the annual general meeting. The register of shareholders of a company also is open to inspection by shareholders without charge and by members of the general public on the payment of a fee. We are required to maintain our share register in Bermuda but may, subject to the provisions of Bermuda law, establish a branch register outside Bermuda. We maintain our principal share register in Hamilton, Bermuda. We are required to keep at our registered office a register of directors and officers that is open for inspection for not less than two hours each day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Amendments to our Memorandum of Association and Bye-laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders. However, to revoke, alter, or amend certain of our bye-laws it requires the approval of at least two-thirds of the combined voting power of all shareholders entitled to vote thereon.

Under Bermuda law, the holders of an aggregate of not less than in aggregate 20% in par value of the company’s issued share capital or any class thereof have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Board Actions

Under Bermuda law, the directors of a Bermuda company owe their fiduciary duty principally to the company, rather than the shareholders. Our bye-laws provide that some actions are required to be approved by our board of directors. Actions must be approved by a majority of the votes present and entitled to be cast at a properly convened meeting of our board of directors.

In addition, pursuant to our bye-laws and our shareholders agreement and to the extent permitted by applicable law, our directors who are affiliated with our major shareholders are not required to present to us corporate opportunities (e.g., acquisitions or new potential clients) that they become aware of unless such opportunities are presented to them expressly in their capacity as one of our directors.

Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. Our bye-laws also indemnify our directors and officers in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnification provided in our bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.

Our bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law requires that our directors be individuals, but there is no requirement in our bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our bye-laws or Bermuda law that our directors must retire at a certain age.

Related Party Transactions and Loans

Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to be counted in the quorum and vote in respect of any such contract or arrangement in which he or she is interested unless he or she is disqualified from voting by the decision of a vote of the other directors present at the board meeting and their ruling in relation to the director concerned shall be final and conclusive except in very limited circumstances.

Under Bermuda law, a director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) cannot borrow from us, (except loans made to directors who are bona fide employees or former employees pursuant to an employees’ share scheme) unless shareholders holding 90% of the total voting rights have consented to the loan.

Amalgamations and Similar Arrangements

A Bermuda exempted company may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when the business of the target company is within the acquiring company’s objects as set forth in its memorandum of association.

Any amalgamation of our company with another company or corporation (other than certain affiliate companies) first requires the approval of our board of directors and then the approval of our shareholders, by the affirmative vote of a majority of the combined voting power of all of the outstanding common shares, voting together as a single class, subject to any voting rights granted to holders of any preference shares.

Business Combinations

Our bye-laws provide a mechanism designed to deal with business combinations including any amalgamation, merger or consolidation of the Company or any subsidiary with any interested shareholder or any other company which is or after such merger, consolidation or amalgamation would be an affiliate or associate of an interested shareholder. This provision does not apply to any shareholder who held 15% or more of the common shares as of July 23, 2007.

Our bye-laws provide that we will not engage in any business combination with any interested shareholder or any affiliate or associate of any interested shareholder or any person who thereafter would be an affiliate or associate of such interested shareholder for a period of three years following the time that such shareholder became an interested shareholder. The following broad exceptions are set out:

•	if a majority of the Board approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; or

•

at or subsequent to such time the business combination is approved by a majority of the board of directors and authorized at an annual or special meeting of the shareholders, and not by written consent, by the affirmative vote of not less than 66 2/3% of the votes entitled to be cast by the holders of all the then outstanding voting shares, voting together as a single class, excluding voting shares beneficially owned by any interested shareholder or any affiliate or associate of such interested shareholders. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise; or

•

upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder or any affiliate or associate of the interested shareholder owned at least 85% of our voting shares outstanding at the time the transaction commenced; or

•

in the case of business combination with any interested shareholder or any affiliate or associate of any interested shareholder or any person who thereafter would be an affiliate or associate of such interested shareholder, in which all of the capital shares not already owned by such person are converted into, exchanged for or become entitled to receive, cash and/or securities, and various specific conditions shall have been met.

Notwithstanding any other provisions of the bye-laws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or the bye-laws), any proposal to amend, repeal or adopt any provision of the bye-laws inconsistent with the bye-law dealing with business combinations, in addition to any other vote required by law, shall require the affirmative vote of the holders of a majority of the voting shares entitled to be cast by the holders of all the then outstanding voting shares, voting together as a single class.

Takeovers

Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals, and the burden is on the dissentient shareholder to prove unfairness, not merely that the scheme is open to criticism.

Appraisal Rights and Shareholder Suits

Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company, a shareholder of the Bermuda company who is not satisfied that fair value has been offered for his or her shares in the Bermuda company may apply to the Bermuda Court to appraise the fair value of his or her shares. Under Bermuda law and our bye-laws, an amalgamation by us with another company would require the amalgamation agreement to be approved by our board of directors and by resolution of our shareholders.

Class actions and derivative actions are generally not available to shareholders under Bermuda law. However, the Bermuda courts would ordinarily be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by the Bermuda courts to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda courts, which may make an order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholder by other shareholders or by the company.

Discontinuance/Continuation

Under Bermuda law, an exempted company may be discontinued in Bermuda and continued in a jurisdiction outside Bermuda as if it had been incorporated under the laws of that other jurisdiction. Our bye-laws provide that our board of directors may exercise all our power to discontinue to another jurisdiction with shareholder approval.

Indemnification of Directors and Officers

Our bye-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of us or, while a director or officer of us, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by us to the fullest extent authorized by the Companies Act against all damage or expense, liability and loss reasonably incurred or suffered by such person in connection therewith provided that any such person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the person is seeking indemnification, that person engaged in fraud or acted dishonestly or, in the case of a criminal matter, acted with knowledge that the such conduct was unlawful. Any indemnification is made out of our assets and to the extent that a person is entitled to claim indemnification in respect of amounts paid or discharged by him or her, the relevant indemnity shall take effect as our obligation to reimburse that person making such payment or effecting such discharge. Our bye-laws also provide that we will be indemnified against all liabilities incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Companies Act. These rights are not exclusive of any other right that any person may have or acquire under any statute, provision of our memorandum of association, bye-laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of these provisions will in any way diminish or adversely affect the rights of any director, officer, employee or agent of us under our memorandum of association in respect of any occurrence or matter arising prior to any such repeal or modification.

Our bye-laws provide that our shareholders and us waive any claim or right of action against our directors and officers in relation to any action taken by them or any failure by them to take any action in the performance of their duties for us, provided that such waiver shall not apply to any claims or rights of action arising out of the fraud of any such director or officer or to matters that would render the waiver void pursuant to the Companies Act. Notwithstanding anything contained in our bye-laws, any such director of officer shall not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Companies Act.

Neither the amendment nor repeal of this provision will eliminate or reduce the effect of the provision in respect of any matter occurring, or any cause of action, suit or claim that, but for the provision, would accrue or arise, prior to the amendment or repeal.

In addition, prior to this offering, we will enter into an indemnity agreement with each of our directors. Pursuant to those indemnity agreements, we will agree to indemnify each of our directors for losses or expenses they may incur in their role as director.

Foreign Exchange Controls

We have been designated as a non-resident of Bermuda by the Bermuda Monetary Authority for the purposes of the Exchange Control Act, 1972. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds, other than funds denominated in Bermuda dollars, in and out of Bermuda or to pay dividends to United States residents who are holders of our common shares.

Transfer of Common Shares to Residents of Bermuda

The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the common shares that are the subject of this offering to and between non-residents of Bermuda for exchange control purposes, provided that our common shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our common shares, whether or not we have been notified of such trust.

Transfer Agent and Registrar

A register of holders of the common shares is maintained by Appleby Services (Bermuda) Ltd, and a branch register is maintained in the United States by Computershare Trust Company, N.A., who serves as branch registrar and transfer agent.

New York Stock Exchange Listing

Our common shares are listed on the New York Stock Exchange under the symbol “G.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional preference shares, which we call depositary shares, rather than full preference shares. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preference shares. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a preference share represented by the depositary share, to all the rights and preferences of the preference share represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The preference shares underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preference shares that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preference shares underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preference shares.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preference shares underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preference shares, as set forth in the applicable prospectus supplement.

Withdrawal of Shares

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole preference shares and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preference shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional preference shares upon surrender of depositary receipts. Holders of preference shares thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preference shares so redeemed, so long as we have paid in full to the depositary the redemption price of the preference shares to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preference shares to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preference shares multiplied by the fraction of a preference share represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preference Shares

Upon receipt of notice of any meeting at which the holders of the preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to the preference shares. The record date for the depositary receipts relating to the preference shares will be the same date as the record date for the preference shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preference shares represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of preference shares represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any preference shares except to the extent it receives specific instructions from the holders of depositary shares representing that number of preference shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preference shares and any redemption of the preference shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preference shares and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preference shares in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preference shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preference shares.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preference shares for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of our common shares, preference shares or depositary shares at a future date or dates, which we refer to in this prospectus as share purchase contracts. The price per share of common shares, preference shares or depositary shares and the number of shares of each may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as part of units, often known as share purchase units, consisting of one or more share purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common shares, preference shares or depositary shares under the share purchase contracts.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another share purchase contract.

The applicable prospectus supplement will describe the terms of the share purchase contracts and share purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preference shares, depositary shares or common shares. We may offer warrants separately or together with one or more additional warrants, debt securities, preference shares, depositary shares or common shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preference shares, depositary shares or common shares with which the warrants are issued and, the number of warrants issued with each security;

•

if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preference shares, depositary shares or common shares will be separately transferable;

•	the number of preference shares, the number of depositary shares or the number of common shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, share purchase contract, share purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, share purchase contracts, share purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, depositary shares, share purchase contracts, share purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, share purchase contract, warrant agreement or share purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, depositary share agreement, share purchase contract, share purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, depositary share agreement, share purchase contract, share purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, depositary share agreement, share purchase contract, share purchase unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, share purchase agreements or share purchase units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SELLING SHAREHOLDERS

In addition to covering the offering of the securities by us, this prospectus covers the offering for resale of common shares by selling shareholders. The applicable prospectus supplement will set forth, with respect to each selling shareholder:

•	the name of the selling shareholder;

•	the nature of any position, office or other material relationship which the selling shareholder will have had during the prior three years with us or any of our predecessors or affiliates;

•	the number of common shares owned by the selling shareholder prior to the offering;

•	the number of common shares to be offered for the selling shareholder’s account; and

•	the number of shares and (if one percent or more) the percentage of our common shares to be owned by the selling shareholder after completion of the offering.

PLAN OF DISTRIBUTION

We or a selling shareholder may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We or any selling shareholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we and any selling shareholder will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may pay expenses incurred with respect to the registration of the common shares owned by any selling shareholders.

If so indicated in the applicable prospectus supplement, we or any selling shareholder will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates or any selling shareholder in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of our common shares in respect of which this prospectus is being delivered will be passed upon by Appleby, our Bermuda counsel, and certain other matters will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP, our U.S. counsel.

EXPERTS

The consolidated financial statements of Genpact Limited as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.